Exhibit (h)(6)(viii)
AMENDMENT
To Transfer Agency and Service Agreement
Between
Allianz Global Investors Fund Management LLC
and
Boston Financial Data Services, Inc.
This Amendment is made as of this 21st day of June, 2013, between Allianz Global Investors Fund Management LLC and Boston Financial Data Services, Inc. In accordance with Section 17 (Additional Portfolios) and Section 16.1 (Amendment) of the Transfer Agency and Service Agreement dated October 3, 2008, as amended, (the “Agreement”) the parties desire to amend the Agreement as set forth herein.
NOW THEREFORE, the parties agree as follows:
1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of July 1, 2013; and
2.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment; and
3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:

Name:	Name: Tracy W. Shelby

Title:	Title: Managing Director

SCHEDULE A
Dated: June 21, 2013
Allianz Trust Funds
AllianzGI Emerging Markets Opportunities Fund (f/k/a Allianz AGIC Emerging Markets Opportunities Fund)
AllianzGI Focused Growth Fund (f/k/a Allianz RCM Focused Growth Fund)
AllianzGI Global Commodity Equity Fund (f/k/a Allianz RCM Global Commodity Equity Fund)
AllianzGI Global Small-Cap Fund (f/k/a Allianz RCM Global Small-Cap Fund)
AllianzGI Income and Growth Fund (f/k/a Allianz AGIC Income and Growth Fund)
AllianzGI International Managed Volatility Fund (f/k/a Allianz AGIC International Managed Volatility Fund)
AllianzGI Large-Cap Growth Fund (f/k/a Allianz RCM Large-Cap Growth Fund)
AllianzGI Mid-Cap Fund (f/k/a Allianz RCM Mid-Cap Fund)
AllianzGI Money Market Fund (f/k/a Allianz Global Investors Money Market Fund)
AllianzGI NFJ All-Cap Value Fund (f/k/a Allianz NFJ All-Cap Value Fund)
AllianzGI NFJ Dividend Value Fund (f/k/a Allianz NFJ Dividend Value Fund)
AllianzGI NFJ International Value Fund (f/k/a Allianz NFJ International Value Fund)
AllianzGI NFJ Large Cap Value Fund (f/k/a Allianz NFJ Large Cap Value Fund)
AllianzGI NFJ Mid-Cap Value Fund (f/k/a Allianz NFJ Mid-Cap Value Fund)
AllianzGI NFJ Small-Cap Value Fund (f/k/a Allianz NFJ Small-Cap Value Fund)
AllianzGI Opportunity Fund (f/k/a Allianz AGIC Opportunity Fund)
AllianzGI Small-Cap Blend Fund*
AllianzGI Technology Fund (f/k/a Allianz RCM Technology Fund)
AllianzGI U.S. Managed Volatility Fund (f/k/a Allianz AGIC U.S. Managed Volatility Fund)
AllianzGI Wellness Fund (f/k/a Allianz RCM Wellness Fund)

*	Effective as of July 1, 2013